Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A common shares, US$0.00001 par value, per share of XP Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 12, 2021

ITAÚSA S.A.

By:	/s/ Rodolfo Villela Marino
Name: Rodolfo Villela Marino
Title: Executive Vice President

By:	/s/ Maria Fernanda Ribas Caramuru
Name: Maria Fernanda Ribas Caramuru
Title: Managing Officer

IUPAR – ITAÚ UNIBANCO PARTICIPAÇÕES S.A.

By:	/s/ Marcia Maria Freitas de Aguiar
Name: Marcia Maria Freitas de Aguiar
Title: Attorney in fact

By:	/s/ Maria Fernanda Ribas Caramuru
Name: Maria Fernanda Ribas Caramuru
Title: Attorney in fact

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